Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our reports dated March 10, 2006 with respect to the consolidated financial statements of Certegy Inc. (now known as Fidelity National Information Services, Inc.), Certegy Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Certegy Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2005:
(1) Registration Statement (Form S-8 No. 333-103266) pertaining to the Certegy Inc. Deferred Compensation Plan;
(2) Registration Statement (Form S-8 No. 333-64462) pertaining to the Certegy Inc. 401(k) Plan;
(3) Registration Statement (Form S-8 No. 333-63342) pertaining to the Certegy Inc. 2001 Stock Incentive Plan and 2001 Non-Employee Director Stock Option Plan;
(4) Registration Statement (Form S-8 No. 333-131602) pertaining to the Fidelity National Information Services, Inc. 2005 Stock Incentive Plan;
(5) Registration Statement (Form S-8 No. 333-131601) pertaining to the Amended and Restated Certegy Inc. Stock Incentive Plan; and
(6) Registration Statement (Form S-3 No. 333-131593) of Fidelity National Information Services, Inc.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 10, 2006